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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported)      JUNE 23, 1998
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                                 VIROGROUP, INC.
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             (Exact name of registrant as specified in its charter)


                                     FLORIDA
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                 (State or other jurisdiction of incorporation)


          0-19350                                    59-1671036
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  (Commission File Number)                 (IRS Employer Identification No.)


                          5217 LINBAR DRIVE, SUITE 309
                           NASHVILLE, TENNESSEE                  37211
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               (Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code      (615) 832-0081
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          (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS.

          On June 23, 1998, Virogroup, Inc., a Florida corporation (the "Registrant"), entered into an agreement (the "Merger Agreement") pursuant to which all of its outstanding capital stock not currently owned by Laidlaw Environmental Services (US), Inc., a Delaware corporation ("Laidlaw"), consisting of approximately 50% of the outstanding shares of the Registrants' common stock, will be acquired by Laidlaw pursuant to the merger (the "Merger") of LES Merger, Inc., a newly-formed, wholly-owned subsidiary of Laidlaw ("Merger Sub") with and into the Registrant. A copy of the Merger Agreement is being filed as Exhibit 2.1 hereto. Pursuant to the Merger, each outstanding share of the Registrant's common stock, par value $.01 per share, will be converted into the right to receive $0.75 in cash. As a result of the Merger, the Registrant will become a wholly-owned subsidiary of Laidlaw. The Merger is subject to approval of the Registrant's shareholders.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits.

     2.1 Agreement and Plan of Merger, dated June 23, 1998, by and among the Registrant, Laidlaw and Merger Sub.

     99.1 Press Release of the Registrant dated June 23, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          VIROGROUP, INC.



Dated: June 30, 1998                      By: /s/ Charles S. Higgins, Jr.
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                                              Charles S. Higgins, Jr. President